Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of April 1999
                       Distribution Date of May 17, 1999
                           Servicer Certificate #36

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $100,224,175.10
Beginning Pool Factor                                           0.2179052

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,200,881.37
     Interest Collected                                       $742,060.95

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $103,056.09
Total Additional Deposits                                     $103,056.09

Repos / Chargeoffs                                             $76,593.80
Aggregate Number of Notes Charged Off                                  79

Total Available Funds                                       $7,112,603.49

Ending Pool Balance                                        $93,880,094.85
Ending Pool Factor                                              0.2041121

Servicing Fee                                                  $83,520.15

Repayment of Servicer Advances                                $933,394.92

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,711,382.02
     Target Percentage                                               5.00%
     Target Balance                                         $4,694,004.74
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                      ($52,560.76)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.095%
Current Weighted Average Remaining Term (months):                   20.13

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days            $920,049.31       703
                                31 - 60 days           $204,668.77       163
                                60+  days               $87,960.02        38

     Total:                                          $1,212,678.10       725

     Balances:                  60+  days              $730,965.60        38

Memo Item - Reserve Account
     Prior Month                                     $9,527,287.79
+    Invest. Income                                     $30,492.43
+    Excess Serv.                                      $153,601.80
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                               $9,711,382.02

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of April 1999

                                                                                 NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $100,224,175.10
Ending Pool Balance                             $93,880,094.85

Collected Principal                              $6,267,486.45
Collected Interest                                 $742,060.95
Charge - Offs                                       $76,593.80
Liquidation Proceeds / Recoveries                  $103,056.09
Servicing                                           $83,520.15
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $7,029,083.34

Beginning Balance                              $100,224,175.10              $0.00     $91,837,258.99     $8,386,916.11

Interest Due                                       $531,401.29              $0.00        $485,972.16        $45,429.13
Interest Paid                                      $531,401.29              $0.00        $485,972.16        $45,429.13
Principal Due                                    $6,344,080.25              $0.00      $6,058,596.64       $285,483.61
Principal Paid                                   $6,344,080.25              $0.00      $6,058,596.64       $285,483.61

Ending Balance                                  $93,880,094.85              $0.00     $85,778,662.35     $8,101,432.50
Note / Certificate Pool Factor                                             0.0000             0.2470            0.3914
   (Ending Balance / Original Pool Amount)
Total Distributions                              $6,875,481.54              $0.00      $6,544,568.80       $330,912.74

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $153,601.80
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,711,382.02
(Release) / Draw                                   ($52,560.76)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of April 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                 4                 3              2                1
                               Nov-98           Dec-98            Jan-99           Feb-99          Mar-99           Apr-99
Beginning Pool Balance     $138,919,395.95  $130,955,860.52  $122,443,437.79  $115,589,662.57  $107,488,194.93  $100,224,175.10

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $141,209.95      $128,166.30      $101,589.06      $467,417.86       $34,419.32       $76,593.80
    Recoveries                  $64,762.04       $87,642.38      $105,498.66      $113,342.79       $54,550.67      $103,056.09

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
    Total Charged Off (Months 5, 4, 3)          $697,173.22              Total Charged off (Months 1 - 6)           $949,396.29
    Total Recoveries (Months 3, 2, 1)           $270,949.55              Total Recoveries (Months 1 - 6)            $528,852.63
    Net Loss / (Recoveries) for 3 Mos           $426,223.67 (a)          Net Loss/(Recoveries) for 6 Mos.           $420,543.66(c)

Total Balance (Months 5, 4, 3)              $368,988,960.88 (b)          Total Balance (Months 1 - 6)           $715,620,726.86(d)

Loss Ratio Annualized  [(a/b) * (12)]                 1.3861%            Loss Ratio Annualized [(c/d) (12)]             0.7052%

Trigger:  Is Ratio > 1.5%                                No              Trigger:  Is Ratio > 6.0%                           No

                                                                                   Feb-99          Mar-99           Apr-99
B)   Delinquency Trigger:                                                       $1,683,524.33    $1,285,646.03      $730,965.60
     Balance delinquency 60+ days                                                    1.45647%         1.19608%         0.72933%
     As % of Beginning Pool Balance                                                  1.66515%         1.66145%         1.12729%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer